UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 19, 2006 (July 15, 2006)

Affordable Residential Communities Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	001-31987	84-1477939
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7887 E. Belleview Ave., Suite 200, Englewood, CO
80111
(Address of Principal Executive Offices)  (Zip Code)

Registrant’s Telephone Number, Including Area Code:  (303) 383-7500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On July 15, 2006, Larry D. Willard, Chairman of the Board and Chief Executive Officer of Affordable Residential Communities Inc. (“ARC”) and James F. Kimsey, President and Chief Operating Officer of ARC, each entered into a time share agreement (each, an “Agreement” and collectively, the “Agreements”) with Affordable Residential Communities LP, ARC’s operating partnership (the “Operating Partnership”)  of which ARC is sole General Partner and in which ARC holds a 96.5% ownership interest as of June 30, 2006.  The Agreements address the costs and terms upon which Mr. Willard and Mr. Kimsey may use the airplane operated by the Operating Partnership for their personal use, will compensate the Operating Partnership for such use and meet the requirements of the Federal Aviation Administration with respect to such usage.

A copy of the Agreement with Mr. Willard is attached to this Form 8-K as Exhibit 10.1and a copy of the Agreement with Mr. Kimsey is attached to this Form 8-K as Exhibit 10.2, and are incorporated herein by reference.  The descriptions of the Agreements as set forth above are qualified in their entirety by reference to each such Exhibit.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

Exhibit
Number	Description

Exhibit 10.1	Time Share Agreement dated July 15, 2006 between Larry D. Willard and Affordable Residential Communities LP.

Exhibit 10.2	Time Share Agreement dated July 15, 2006 between James F. Kimsey and Affordable Residential Communities LP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 19, 2006

AFFORDABLE RESIDENTIAL COMMUNITIES INC.

By:	/S/ Scott L. Gesell
Scott L. Gesell
Executive Vice President and General Counsel